THIRD AMENDMENT TO AMENDED AND RESTATED

REVOLVING CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March 31, 2014, among INTEGRATED DRILLING EQUIPMENT, LLC, a Delaware limited liability company (“IDE” and “Borrowing Agent”), INTEGRATED DRILLING EQUIPMENT COMPANY HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), and Integrated Drilling Equipment Holdings Corp., formerly known as Empeiria Acquisition Corp., a Delaware corporation (“Empeiria,” and collectively with IDE and Holdings, “Borrowers”), each of the financial institutions which are now or which hereafter become a party hereto (individually, each a “Lender” and collectively, the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”). Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Credit Agreement (defined below).

RECITALS

A. Borrowers, Agent and the Lenders are parties to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of December 14, 2012 (as amended by the First Amendment dated April 9, 2013 (the “First Amendment”), the Second Amendment dated October 17, 2013 (the “Second Amendment”), and as amended, restated, joined, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Obligations are scheduled to mature on March 31, 2014, and Borrowers have requested that Agent and Lenders extend the stated term of the Credit Agreement for an additional nine-month period.

C. Borrowers, Agent and Lender have agreed to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

AGREEMENTS

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

Article I

DEFINITIONS

1.01 Capitalized terms used in this Amendment are defined in the Credit Agreement, unless otherwise stated herein.

1.02 All provisions of the Credit Agreement that are not amended under this Amendment shall remain in full force and effect.

Article II
Amendments to Credit Agreement

2.01 The definition of “Eurodollar Rate” in Section 1.2 (General Terms) of the Credit Agreement is deleted in its entirety and replaced with the following:

“Eurodollar Rate” shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal to 1.00 minus the Reserve Percentage.

The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. The Agent shall give reasonably prompt notice to the Borrowing Agent of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.”

2.02 Section 2.1(a)(y)(ii)(B) of the Credit Agreement is hereby amended to delete the amount “$3,750,000” where it appears and to replace it with “$2,000,000.”

2.03 Section 6.5 (Financial Covenants) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(a) Minimum EBITDA. Cause to be maintained minimum EBITDA, measured quarterly, of at least the applicable amount required as set forth in the following table, for each applicable period:

Applicable Period	Applicable Amount
For the twelve month period ending June 30, 2014	$3,000,000
For the twelve month period ending September 30, 2014	$5,000,000
For the twelve month period ending December 31, 2014 and thereafter	$8,000,000

(b) Fixed Charge Coverage Ratio. Cause to be maintained as of the last day of each month, commencing with the month ending June 30, 2014, and for each month ending thereafter, a Fixed Charge Coverage Ratio of not less than the applicable ratio required as set forth in the following table, for each applicable period:

2

Applicable Period	Ratio
For the six month period ending June 30, 2014	1.0 to 1.0
For the seven month period ending July 31, 2014,	1.0 to 1.0
For the eight month period ending August 31, 2014,	1.0 to 1.0
For the nine month period ending September 30, 2014,	1.1 to 1.0
For the ten month period ending October 31, 2014	1.1 to 1.0
For the eleven month period ending November 30, 2014	1.1 to 1.0
For the twelve month period ending December 31, 2014, and thereafter	1.1 to 1.0”

2.04 Section 7.6 (Capital Expenditures) of the Credit Agreement is deleted in its entirety and replaced with the following:

“Section 7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Borrowers in excess of $2,000,000 for the twelve months ended on December 31, 2014.”

2.05 The first sentence of Section 13.1 (Term) of the Credit Agreement is hereby amended by deleting the date “March 31, 2014” where it appears and replacing it with “December 31, 2014”.

2.06 Subsection (a) of Section 16.2 (Entire Understanding) of the Credit Agreement is hereby amended by inserting after the third sentence in such subsection (a), the following new sentence:

“Notwithstanding the foregoing, Agent may modify this Agreement or any of the Other Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that the Agent shall send a copy of any such modification to the Borrower and each Lender (which copy may be provided by electronic mail).”

Article III
effectiveness of amendments

3.01 Conditions. This Amendment shall be effective once each of the following has been delivered to Agent or performed to Agent and Lender’s satisfaction:

(a)                this Amendment executed by Borrowers, Agent and Lender;

(b)               a fully executed Secretary’s Certificate of Borrowers including incumbency of officers and resolutions of the board of directors approving the terms of this Amendment and the EP Amendment (defined below);

3

(c)                payment by Borrowers to Agent for the account of PNC, as Lender, the accrued and unpaid amendment and waiver fee which is due and payable pursuant to the confidential Fee Letter dated October 17, 2013, entered into by Borrowers and PNC in connection with the Second Amendment;

(d)               an executed copy of an amendment to the Elm Park Loan Agreement in form and substance satisfactory to Agent and Lender in all respects, and which, among other things, modifies the stated maturity date under the Elm Park Loan Agreement to no earlier than June 30, 2015 (the “EP Amendment”);

(e)                a fully executed confidential Fee Letter dated of even date herewith between Borrowers and PNC, and payment by Borrowers to Agent for the account of PNC, as Lender, of the amendment and extension fee which is due and payable by Borrowers on the date hereof; and

(f)                such other documents, instruments and information as Agent or Lender may reasonably request.

Article IV
RATIFICATIONS, RELEASE, REPRESENTATIONS AND WARRANTIES

4.01 Ratifications; Scope of Agreement. Except as specifically amended by this Amendment, the Credit Agreement and Other Documents are unchanged and continue in full force and effect and are valid, binding and enforceable against Borrowers in accordance with their respective terms. Borrowers hereby ratify and affirm their respective obligations under the Credit Agreement and Other Documents, as amended herein.

4.02 RELEASE. Borrowers hereby acknowledge as of the date hereof that they have no knowledge of any defense, counterclaim, offset, cross complaint, claim or demand of any kind or nature whatsoever that can be asserted by them against Agent or any Lender or to reduce or eliminate all or any part of their liability to repay any advances or extensions of credit from Lenders to Borrowers under the Credit Agreement, as amended hereby, or the other documents or to seek affirmative relief or damages of any kind or nature from Lenders or Agent. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower hereby, for itself and its successors and assigns, fully and without reserve, releases and forever discharges each Agent and Lender, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the "Released Parties" and individually a "Released Party") from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, known or unknown, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the date hereof and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Document, or any of the transactions contemplated hereby or thereby (collectively, the "Released Matters"). Each Borrower, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 4.02 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters.

4

4.03 Representations and Warranties. Borrowers jointly and severally represent and warrant to Agent and Lender that (a) they possess all requisite company or corporate power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite company or corporate action on the part of each Borrower, (c) no other consent of any individual or entity (other than Agent and Lender and the Elm Park Agent and Elm Park Lenders to the extent required by Section 2.01(d)) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate the organizational documents of any Borrower, (e) the representations and warranties in the Credit Agreement and each Other Document to which each Borrower is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) each Borrower is in compliance with all covenants and agreements contained in the Credit Agreement and each Other Document to which it is a party, and (g) no Default or Event of Default has occurred and is continuing. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment. No investigation by Agent or Lender is required for Agent or Lender to rely on the representations and warranties in this Amendment.

Article V

COVENANTS AND CONSENT

5.01 Cost Reduction Plan. Borrowers shall at all times continue to comply with the provisions of the cost reduction plan approved by the board of directors of Empeiria, which shall be in form and substance satisfactory to Agent and Lenders. Borrowers shall promptly notify Agent of any modifications to such cost reduction plan which are subsequently approved by the board of directors of Empeiria.

5.02 Termination of Consultant. Agent and Lenders consent and agree that Borrowers may terminate the engagement of the third-party business consulting firm, as required by Section 4.01 of the First Amendment entered into by the parties hereto. Borrowers acknowledge that Agent and Lenders reserve their rights to require that Borrowers engage a consultant in the future, upon the occurrence of any Default or Event of Default after the date hereof.

5.03 Consent to Amendment. Agent and Lenders hereby consent to the execution and delivery of the amendment to the EP Amendment in the final form provided to Agent on the date hereof.

Article VI
Miscellaneous

6.01 No Waiver of Defaults. Except as expressly set forth herein, this Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of any Credit Agreement or any Other Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Credit Agreement or Other Documents, or (ii) a waiver of Agent or Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Credit Agreement or Other Documents.

6.02 Form. Each agreement, document, instrument or other writing to be furnished to Agent under any provision of this Amendment must be in form and, other than Cash Flow Projections, in substance satisfactory to Agent.

5

6.03 Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the Other Documents.

6.04 Costs, Expenses and Attorneys’ Fees. Borrowers jointly and severally agree to pay or reimburse Agent and Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment and other documents executed in connection therewith, including, without limitation, the reasonable fees and disbursements of Agent and Lender’s counsel.

6.05 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors, assigns, heirs and legal representatives, as applicable.

6.06 Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile, portable document format (PDF), and other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Agent and Lender.

6.07 Governing Law. This Amendment must be construed, and its performance enforced, under Texas law.

6.08 Entirety. This Amendment, the Credit Agreement and the Other Documents (as amended hereby) represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by the Parties. There are no unwritten oral agreements among the Parties.

[Signatures are on the following pages]

6

IN WITNESS WHEREOF, this Amendment is executed by each of the undersigned as of the date first written above.

BORROWERS:

INTEGRATED DRILLING EQUIPMENT, LLC

By:	/s/ Norman Michael Dion
Name: Norman Michael Dion
Title: Chief Financial Officer

INTEGRATED DRILLING EQUIPMENT COMPANY HOLDINGS, LLC

By:	/s/ Norman Michael Dion
Name: Norman Michael Dion
Title: Chief Financial Officer

Integrated Drilling Equipment Holdings Corp., formerly known as Empeiria Acquisition Corp.

By:	/s/ Norman Michael Dion
Name: Norman Michael Dion
Title: Chief Financial Officer

Signature Page to Third Amendment to Amended and Restated

Revolving Credit and Security Agreement

AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Kay L. Murphy
Kay L. Murphy Vice President

Signature Page to Third Amendment to Amended and Restated

Revolving Credit and Security Agreement